UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 11, 2014, Vringo, Inc. (the “Company”) issued 400,000 restricted shares of common stock of the Company to the law firm Boies, Schiller & Flexner LLP (“BSF”) in consideration of the engagement of BSF by the Company and the Company's wholly-owned subsidiary I/P Engine, Inc. Pursuant to the engagement, David Boies, Esq. chairman of BSF, will join Joseph R. Re, Esq. of Knobbe Martens Olson & Bear LLP, counsel of record in proceedings at the U.S. Court of Appeals for the Federal Circuit, in seeking further review of the Federal Circuit's split appellate decision in I/P Engine's case against AOL Inc., Google Inc. et al. that issued on August 15, 2014 and reversed the judgment of the U.S. District Court for the Eastern District of Virginia. Mr. Boies will also serve as counsel of record in proceedings at the Supreme Court of the United States should I/P Engine or any defendant(s) file a petition for writ of certiorari, and argue the case should certiorari be granted.

The issuance of the foregoing securities were exempt from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) thereof as transactions by an issuer not involving any public offering inasmuch as the Company believes the acquirer is an accredited investor that acquired the securities for investment purposes and such securities were issued without any form of general solicitation or general advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: September 12, 2014	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer